UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
November 22, 2017
Date of Report (Date of earliest event reported)

SHAKE SHACK INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

24 Union Square East, 5th Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

(646) 747-7200
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 22, 2017, the Board of Directors (the “Board”) of Shake Shack Inc. (the “Company”) increased the number of directors of the Company from 7 to 8 and elected Anna Fieler to serve as a director of the Company, effective December 8, 2017 (the “Effective Date”). Ms. Fieler also was appointed to serve on the Company’s Compensation Committee.

Ms. Fieler is currently the Chief Marketing Officer of POPSUGAR, Inc., a position she has held since June 2014 at the digital lifestyle media company. She previously served as the Chief Marketing Officer for ItsOn, Inc., developing and launching a consumer mobile interface on its cloud-based platform, from November 2012 to January 2014. Prior to that, Ms. Fieler served as Chief Marketing Officer at Stella & Dot, a global fashion and accessories company, from September 2011 to June 2012. From March 2009 to September 2011, Ms. Fieler was the VP and Head of Marketing at Tiny Prints, which was acquired by Shutterfly in March of 2011. She also has served various marketing and general management functions at CafePress from 2007 to 2009 and at eBay from 2001 to 2007. Ms. Fieler graduated magna cum laude with a B.A. degree in Psychology from Brown University in 1995, and received her M.B.A. from Harvard Business School in 2000. Ms. Fieler currently serves on the board of Girls Leadership, a non-profit organization, and is a board advisor to Nature Box, a private venture-backed food company. Ms. Fieler was selected to the Board because she possesses deep expertise in digital marketing and experience in leading organizations through disruptive technology transformation.

As of the Effective Date, Ms. Fieler will participate in the Company’s standard compensation program for non-employee directors, pursuant to the Company’s Non-Employee Director Compensation Policy. Ms. Fieler’s service will commence midway through the annual director service term, which ends on the date of the Company’s Annual Meeting of Stockholders in June 2018. As such, she will receive one-half of the $75,000 annual non-employee director compensation in the form of fifty percent (50%) cash and fifty percent (50%) equity. A copy of the Company’s Non-Employee Director Compensation Policy is available on the Company’s website at investor.shakeshack.com/investors-overview/governance. The contents of the Company’s website are not incorporated by reference into this current report on Form 8-K.

There is no arrangement or understanding between Ms. Fieler and any other persons or entities pursuant to which Ms. Fieler was elected as a director. Nor are there any related party transactions between the Company and Ms. Fieler that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the letter agreement between Ms. Fieler and the Company with respect to her service as director is filed as Exhibit 10.1 to this current report on Form 8-K. In addition, Ms. Fieler will execute the Company’s form of indemnification agreement, a copy of which has been filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on January 20, 2015.

A copy of the press release containing the announcement of Ms. Fieler’s election to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description
10.1	Letter Agreement, dated November 22, 2017, between Anna Fieler and Shake Shack Inc.
99.1	Press Release, dated November 29, 2017, announcing election of Anna Fieler to the Board of Directors of Shake Shack Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Tara Comonte
Tara Comonte
Date: November 29, 2017		Chief Financial Officer

EXHIIBT INDEX

Exhibit Number	Exhibit Description
10.1	Letter Agreement, dated November 22, 2017, between Anna Fieler and Shake Shack Inc.
99.1	Press Release, dated November 29, 2017, announcing the election of Anna Fieler to the Board of Directors of Shake Shack Inc.